Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Sector Series, Inc.:
    AXP Dividend Opportunity Fund
    AXP Real Estate Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    August 26, 2004